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                                                      EXHIBIT 16.1 TO FORM 8-K



October 17, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:


We have read Item 4 of Form 8-K dated October 15, 2003, of JPE, Inc. and are in agreement with the statements contained therein.


                                                /s/ Ernst & Young LLP


Troy, Michigan